Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (“Report”) by Community West Bancshares (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.

/s/Martin E. Plourd
Martin E. Plourd
President and Chief Executive Officer

/s/Susan C. Thompson
Susan C. Thompson
Executive Vice President and Chief Financial Officer

November 6, 2019

A signed original of this written statement required by Section 906 has been provided to Community West Bancshares and will be furnished to the Securities and Exchange Commission or its staff upon request.